Exhibit 10.4
                             AMENDMENT NO. 1 TO THE
                                CenturyTel, INC.
                        2002 DIRECTORS STOCK OPTION PLAN


         WHEREAS, an amendment to the CenturyTel, Inc. 2002 Directors Stock Option Plan (the "Plan") was approved by the Board of Directors of CenturyTel, Inc. (the "Company") on May 29, 2003, to permit, with Compensation Committee approval, the transfer of stock options to non-family members following the death of the Plan participant to whom the options were granted.

         NOW THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Section 9.4 shall be amended to read in its entirety as follows:

                  9.4 No Options granted hereunder may be transferred, pledged, assigned or otherwise encumbered by an optionee except:

                        (a)  by will;

                        (b)  by the laws of descent and distribution; or

                        (c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members (as defined below),
                  (iii) to a partnership in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iv) to a limited liability company in which the Participant and/or the Participant's Immediate Family Members, or entities in which the Participant and/or the Participant's Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (v) to a trust for the benefit solely of the Participant and/or the Participant's Immediate Family Members, or (vi) to non-Immediate Family Members following the death of the Participant to whom the stock option was granted. "Immediate Family Members" means the spouses and natural or adopted children or grandchildren of the Participants and their spouses.

                        Any attempted assignment, transfer, pledge,
                  hypothecation or other disposition of an Option or levy of attachment, or similar process upon an Option not specifically permitted herein, shall be null and void and without effect.

         IN WITNESS WHEREOF, the Company has executed this amendment in its corporate name as of the 29th day of May, 2003.

                             CenturyTel, INC.



                             By:  /s/ Stacey W. Goff
                             -------------------------
                                  Stacey W. Goff
                                  Assistant Secretary